EXHIBIT 23.1



                   Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statement on Form S-1 (No. 33-49869-01) of Talley Manufacturing and Technology, Inc. of our report dated February 22, 1994 appearing on page F-37 of this Form 10-K.







PRICE WATERHOUSE

Phoenix, Arizona
March 23, 1994